Exhibit 99.3

ION MEDIA NETWORKS, INC.

Consolidated Financial Statements for the quarterly period ended September 30, 2020

ION MEDIA NETWORKS, INC.
TABLE OF CONTENTS

Page
Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019	3

Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2020 and 2019	4

Consolidated Statement of Changes in Stockholders' Deficit for the Nine Months Ended September 30, 2020	5

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019	6

Notes to Consolidated Financial Statements	7

ION MEDIA NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2020	December 31, 2019
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$303,457	$163,706
Accounts receivable, net of allowance for doubtful accounts of $2,427 and $2,093, respectively	113,711	136,692
Program rights	98,773	109,338
Prepaid expenses and other current assets	10,497	5,539
Total current assets	526,438	415,275

Property and equipment, net	63,041	70,435
Intangible assets, net	236,056	237,041
Program rights, less current portion	134,983	73,717
Other assets	4,577	4,608
Total assets	$965,095	$801,076

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$23,711	$32,267
Obligations for program rights	94,145	89,373
Stock appreciation rights	111,442	1,315
Long-term debt	13,656	13,656
Total current liabilities	242,954	136,611

Long-term debt, less current portion and deferred financing costs	1,322,681	1,330,138
Obligations for program rights, less current portion	213,793	165,776
Deferred income taxes	56,876	59,968
Stock appreciation rights, less current portion	—	61,321
Other long-term liabilities	31,504	31,447
Total liabilities	1,867,808	1,785,261

Stockholders' deficit:
Common stock $.001 par value; 2,080,000 shares authorized, 1,663,050 shares issued and outstanding	2	2
Accumulated deficit	(902,715)	(984,187)
Total stockholders' deficit	(902,713)	(984,185)
Total liabilities and stockholders' deficit	$965,095	$801,076

See accompanying notes to consolidated financial statements.

ION MEDIA NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue (net of agency commissions)	$119,456	$143,933	$391,392	$443,760

Expenses:
Content and distribution operations	18,098	19,078	55,471	54,876
Program rights amortization	24,368	25,135	73,669	86,026
Selling, general and administrative (including stock-based compensation of $42,257, $10,484, $44,375 and $12,226, respectively)	56,085	28,906	87,431	66,172
Depreciation and amortization	4,575	4,691	13,344	13,456
Total operating expenses	103,126	77,810	229,915	220,530
Spectrum auction and repack activities, net	(410)	39	(380)	(242)
(Loss) gain on disposal of assets and other, net	(69)	38	(301)	63
Operating income	15,851	66,200	160,796	223,051

Other (expense) income:
Interest expense	(12,796)	(18,445)	(44,221)	(47,818)
Interest income	65	39	342	182
Income before income taxes	3,120	47,794	116,917	175,415
Income tax provision	(386)	(5,844)	(28,268)	(37,312)
Net income	$2,734	$41,950	$88,649	$138,103

See accompanying notes to consolidated financial statements.

ION MEDIA NETWORKS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
(in thousands)
(unaudited)

	Common Stock	Accumulated Deficit	Total Deficit
Balance at January 1, 2020	$2	$(984,187)	$(984,185)
Stock-based compensation reclassification	—	(7,177)	(7,177)
Net income	—	88,649	88,649
Balance at September 30, 2020	$2	$(902,715)	$(902,713)

See accompanying notes to consolidated financial statements.

ION MEDIA NETWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$88,649	$138,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,344	13,456
Stock-based compensation	44,375	12,226
Program rights amortization	73,669	86,026
Program rights payments	(71,581)	(71,523)
Amortization of loan discount and issuance costs	2,785	4,229
Provision for doubtful accounts	334	(216)
Deferred income tax benefit	(3,092)	(4,997)
Loss (gain) on disposal of assets and other, net	301	(63)
Decrease (increase) in operating assets:
Accounts receivable	22,647	19,036
Prepaid expenses and other current assets	(4,958)	(6,690)
Other assets	31	2
(Decrease) increase in operating liabilities:
Accounts payable and accrued liabilities	(3,835)	(3,845)
Other operating liabilities	(3,236)	858
Net cash provided by operating activities	159,433	186,602
Cash flows from investing activities:
Purchases of intangible assets	(3,761)	—
Purchases of property and equipment	(18,123)	(42,765)
Proceeds from sale of broadcast and other assets	54	34
Reimbursements from the FCC for repack equipment	12,390	27,376
Net cash used in investing activities	(9,440)	(15,355)
Cash flows from financing activities:
Borrowings of long-term debt, net of discount	—	353,172
Repayments of long-term debt	(10,242)	—
Payment of dividends	—	(583,850)
Payment for debt issuance costs	—	(5,786)
Net cash used in financing activities	(10,242)	(236,464)

Net increase (decrease) in cash and cash equivalents	139,751	(65,217)
Cash and cash equivalents, beginning of period	163,706	186,089
Cash and cash equivalents, end of period	$303,457	$120,872

Supplemental cash flow information:
Cash paid for interest	$41,498	$43,537
Cash paid for income taxes, net of refunds	$35,292	$49,200

See accompanying notes to consolidated financial statements.

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1. GENERAL

ION Media Networks, Inc. (the “Company” or “ION”) is a Delaware corporation organized in 1993. A majority of the Company’s outstanding common stock is privately held by Media Holdco, LP, and the Company has a limited number of other stockholders. The Company’s business is delivering television entertainment programming to approximately 100 million households across the United States through broadcast and multichannel video distribution. The Company’s ION Television flagship network exhibits popular television series, movies and other general entertainment programming nationwide through 71 owned-and-operated television stations in the largest U.S. metropolitan areas as of the date the consolidated financial statements were available to be issued, as well as through multichannel video providers and broadcast affiliates in markets where it does not itself own a television station. ION’s revenue consists primarily of selling advertising during its entertainment content hours as well as revenue from paid commercial programs during noncontent programming hours. In addition, its business model includes revenue from digital multicast networks, as well as other revenue from its nationwide broadcast spectrum holdings.

Basis of Presentation: The accompanying consolidated financial statements are unaudited and, in the opinion of the Company, contain all adjustments necessary for a fair presentation of the results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto as of December 31, 2019. All intercompany balances and transactions have been eliminated in consolidation. Certain numbers in the prior period consolidated financial statements and footnotes have been reclassified or consolidated to conform to the current period presentation.

The Company has evaluated subsequent events for recognition or disclosure through November 18, 2020, the date these consolidated financial statements were available to be issued.

Summary of Significant Accounting Policies

Cash and Cash Equivalents: Cash and cash equivalents include highly liquid investments with maturities of three months or less at acquisition, which are stated at cost. At September 30, 2020 and December 31, 2019, cash and cash equivalents comprised cash on hand, money market accounts and money market funds.

Accounts Receivable: The Company carries accounts receivable at the amount it believes to be collectible. Accordingly, the Company provides allowances for accounts receivable it believes to be uncollectible based on management’s best estimates. In determining the allowance for doubtful accounts, the Company analyzes its historical bad debt experience, the creditworthiness of its customers, and the aging of its accounts receivable. The amounts of accounts receivable that ultimately become uncollectible could vary significantly from the Company’s estimates.

Program Rights: The Company licenses domestic distribution rights to entertainment content pursuant to multiyear contractual agreements. Program rights and related liabilities are recorded upon commitment when the cost of each program is known or reasonably determinable at the contractual amounts. These program rights are carried at the lower of unamortized cost or estimated net realizable value and are amortized straight-line per run as the program airs. The estimated costs of programming that will be amortized during the next year are included in current assets. Program rights obligations that become due within the next year are included in current liabilities.

The Company periodically evaluates the net realizable value of programming rights based on anticipated future usage of the programming and expected advertising revenue and, if estimated future revenue is insufficient, the Company records a loss related to programming rights. There were no such charges during the nine months ended September 30, 2020 and 2019.

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

Indefinite-Lived Intangible Assets: The Company identified Federal Communication Commission (“FCC”) licenses and trademarks as indefinite-lived intangible assets after considering the expected use of the assets, the regulatory and economic environment within which they are used and the effects of obsolescence on their use.

At least annually, the Company tests indefinite-lived intangible assets for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 350, Intangibles – Goodwill and Other, which allows the Company to first perform a qualitative assessment to determine whether it is more likely than not that an asset is impaired. If the qualitative assessment supports that it is more likely than not that the fair value of the asset exceeds its carrying value, a quantitative impairment test is not required. If the qualitative assessment does not support the fair value of the asset, then a quantitative assessment is performed. The Company’s annual impairment assessment of indefinite-lived intangible assets is performed as of year-end. An assessment is performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. If the carrying value of the intangible assets exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The Company completed an assessment of the FCC licenses and trademarks as of December 31, 2019. The impairment assessment of the fair value of the indefinite-lived intangible assets indicated that such assets exceeded their carrying value and therefore was not at risk of impairment. No impairments were recorded for intangible assets with indefinite lives during the nine months ended September 30, 2020 and 2019.

Long-Lived Assets: At least annually, the Company reviews long-lived assets (e.g., property and equipment, multiple system operator relationships and advertiser relationships) for potential impairment in accordance with ASC Topic 360, Property, Plant, and Equipment. The Company reviews indicators of impairment to determine whether an impairment event has occurred. If an event occurs, the Company calculates the fair value of the long-lived asset and performs a quantitative impairment analysis as defined in ASC Topic 360. There were no impairment charges during the nine months ended September 30, 2020 and 2019.

Stock-Based Compensation: During 2011, the Company awarded stock appreciation rights (“SARs”) to certain of its employees that are automatically exercised at a fixed future date subject to continued service by the recipient. Since the Company is required to settle the SARs in cash, they are accounted for as liability instruments.

During 2020 and 2010, the Company awarded SARs to two directors, and during 2013 and 2010, the Company awarded SARs to its chief executive officer. These SARs can be settled in common stock, cash or a combination thereof. The Company changed the classification from equity to liability instruments during the quarter ended September 30, 2020 due to the settlement of several exercised awards in cash. This resulted in additional stock-based compensation expense of $40.7 million for the three and nine months ended September 30, 2020. Additionally, previously recognized stock-based compensation recorded against stockholders’ accumulated deficit was reclassified to the stock appreciation rights liability in the accompanying consolidated balance sheets.

The Company recognizes stock-based compensation in the consolidated financial statements over the requisite service period and forfeitures are accounted for as they occur.

Revenue Recognition: On January 1, 2019, the Company adopted ASC Topic 606 - Revenue from Contracts with Customers, as amended. The Company adopted this ASC using the modified retrospective method and as a result, comparative information has not been adjusted and continues to be presented as prescribed by the accounting standards in effect during the periods presented. This transition method was applied to all open contracts with customers at the time of adoption. The adoption of this ASC did not have a material impact on our consolidated financial statements.

Under the new guidance, revenue is recognized when the Company has completed a specified service and effectively transferred the control of that service to a customer in return for an amount of consideration the Company expects to be entitled to receive. The amount of revenue recognized is determined by the amount of consideration agreed upon with our customers. Amounts received from customers in advance of providing services to our customers are recorded as deferred revenue.

Advertising revenue is recognized, net of agency commissions, as short-form commercial spots or long-form commercial programs are aired and performance obligations are satisfied and, where applicable, as ratings guarantees to advertisers are

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

achieved. Customers are billed monthly and the timing between airing of spots and programs and when payment is due is not significant. Revenue has been recorded net of the change in the liability for shortfalls in ratings guarantees. The liability for shortfalls in ratings guarantees decreased by $3.5 million and $5.5 million for the three months ended September 30, 2020 and 2019, respectively, and decreased by $0.7 million and $0.4 million for the nine months ended September 30, 2020 and 2019, respectively. Accounts payable and accrued liabilities included approximately $1.6 million and $2.3 million in deferred revenue in connection with ratings guarantee shortfalls at September 30, 2020 and December 31, 2019, respectively.

Concentrations of Credit Risk: The Company’s cash balances maintained with financial institutions may from time to time exceed federally insured limits. At September 30, 2020, the Company held cash balances with financial institutions in excess of federally insured limits; however, the Company believes that these deposits are held in financial institutions with reputable credit and do not subject the Company to any unusual credit risk.

At September 30, 2020 and December 31, 2019, the Company had no customers that comprised more than 10% of the total accounts receivable balance. For the nine months ended September 30, 2020 and 2019, no individual customer accounted for more than 10% of net revenues.

Income Taxes: Income taxes are accounted for using the asset-and-liability method. Deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the financial statement and income tax bases. A valuation allowance is required, based upon currently available information, when it is more likely than not that any or all of a deferred tax asset will not be realized. A valuation allowance of approximately $18.2 million and $18.3 million at September 30, 2020 and December 31, 2019, respectively, was recorded against the Company’s state and local net operating loss carryforwards which are expected to expire unutilized.

Use of Estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company believes the most significant estimates involved in preparing the Company’s financial statements include estimates related to accounting for income taxes, stock-based compensation, the allowance for doubtful accounts, recoverability of program rights, the potential impairment of indefinite-lived FCC licenses and other intangible assets and liabilities for asset retirement obligations. The Company bases its estimates on fair values, historical experience, and various other assumptions it believes to be reasonable. Actual results could differ from those estimates.

Measurement of Fair Value: In accordance with ASC Topic 820, Fair Value Measurement, the Company believes the fair values at September 30, 2020 and December 31, 2019, of its cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their carrying values due to the short-term nature of these instruments. The Company utilized an internal valuation model to determine the fair value of its asset retirement obligations (included in other long-term liabilities in the accompanying consolidated balance sheets) and an external valuation, which was last updated December 31, 2019, to determine the fair value of SARs at September 30, 2020 and December 31, 2019, respectively, and the Board of Directors’ determination of fair market value for the exercised but not settled SARs as of September 30, 2020. The following table represents the Company's fair value hierarchy for its financial liabilities measured at fair value on a recurring basis at September 30, 2020 and December 31, 2019 (in thousands):

	Balance at September 30, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs ( Level 3)
Liabilities:
Asset retirement obligations	$10,776	$—	$—	$10,776
SARs	111,442	—	—	111,442

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

	Balance at December 31, 2019	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs ( Level 3)
Liabilities:
Asset retirement obligations	$11,444	$—	$—	$11,444
SARs	62,636	—	—	62,636

The following table represents a reconciliation of the fair values of the Company’s asset retirement obligations from January 1, 2020 to September 30, 2020 (in thousands):

Balance, beginning of period	$11,444
Liabilities incurred	366
Liabilities settled	(1,328)
Accretion expense (included in depreciation and amortization in the accompanying consolidated statements of operations)	294
Balance, end of period	$10,776

The Company performs an evaluation of asset retirement obligations upon lease renewal or when there are indicators that the expected cash flows underlying the asset retirement obligations have changed.

The following table represents a reconciliation of the fair values of the Company’s SARs obligations from January 1, 2020 to September 30, 2020 (in thousands):

Balance, beginning of period	$62,636
Stock-based compensation	44,375
Settlement of SARs	(2,746)
Change in classification	7,177
Balance, end of period	$111,442

2. LIQUIDITY

At September 30, 2020 and December 31, 2019, the Company had approximately $303.5 million and $163.7 million of cash and cash equivalents, respectively. The Company believes that its cash on hand and anticipated cash flows from operating activities will provide sufficient liquidity to fund its cash requirements for existing operations and capital expenditures for the next twelve months. In addition, the Company has $75.0 million in available borrowing capacity under an undrawn revolving credit facility (see Note 9).

3. OTHER TRANSACTIONS

Merger Agreement: On September 23, 2020, the Company entered into an Agreement and Plan of Merger with the E.W. Scripps Company and two of its subsidiaries, Scripps Media, Inc. and Scripps Faraday, Inc. (the “Merger Agreement”). Upon closing of the transactions contemplated by the Merger Agreement, the Company will merge with Scripps Faraday, Inc., with the Company surviving as a wholly-owned subsidiary of Scripps Media, Inc. Consideration for the merger is $2.65 billion, inclusive of the Company’s debt, subject to certain closing adjustments. The transaction requires approval of the FCC and is subject to review by antitrust authorities.
Spectrum Auction and Repack: March 30, 2017 was the formal end of bidding in the FCC incentive auction for 600 MHz UHF broadcast spectrum, and on April 13, 2017, the FCC released a public notice announcing the results. In connection with the spectrum auction, the FCC reassigned 49 of the Company's stations to new channels as part of the repack process. Congress provided the FCC with a multi-billion dollar fund to reimburse broadcasters for reasonable costs associated with

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

the repack process. The Company expects reimbursements from the fund to cover the majority of the repack costs incurred; however, the Company cannot predict whether the fund will be sufficient to reimburse all of the Company’s repack costs. The Company accounts for reimbursements of capital expenditures from the FCC related to repack activities as an offset to the cost of the respective asset in the consolidated balance sheets. Repack expenses and reimbursements are included within spectrum auction and repack activities, net in the accompanying consolidated statements of operations.

4. PROGRAM RIGHTS AND COMMITMENTS

At September 30, 2020, the Company’s programming contracts require collective payments by the Company of the following (in thousands):

Remainder of 2020	$24,904
2021	92,322
2022	65,760
2023	50,454
2024	35,295
Thereafter	39,203
$307,938

The $307.9 million of obligations for program rights are reflected as $94.1 million in current liabilities and $213.8 million in noncurrent liabilities in the accompanying consolidated balance sheets.

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following at September 30, 2020 and December 31, 2019 (in thousands):

	2020	2019
Trade accounts payable and other	$14,832	$15,945
Accrued compensation and benefits	4,837	10,407
Deferred revenue	4,042	5,915
Total accounts payable and accrued liabilities	$23,711	$32,267

6. INCOME TAXES

For the nine months ended September 30, 2020 and 2019, the Company recorded a provision for income taxes of approximately $28.3 million and $37.3 million, respectively. The Company calculates the provision for income taxes by preparing an analysis of book to tax differences in accordance with ASC Topic 740, Income Tax, and calculating income tax expense based on taxable income. Differences between the effective income tax rate and the U.S. federal statutory rate are the impact of state taxes and a dividend equivalent benefit in 2019.

7. STOCK-BASED COMPENSATION

During the nine months ended September 30, 2020, 4,800 SARs were granted and none forfeited. Additionally, in January 2020, the Company’s chief executive officer exercised the remaining 53,148 SARs granted in 2010 and in May 2020, two Directors exercised a total of 4,800 SARs granted in 2010. Each vested SAR gives the holder the right to receive, upon exercise, the difference between the fair market value of a share of the Company’s common stock at the exercise date and a specified base price. These SARs can be settled in common stock, cash or a combination thereof. The Company elected to settle the Director SARs in cash, resulting in additional stock-based compensation of $0.9 million for the nine months ended September 30, 2020. Under the terms of the Company’s equity plan, the Board of Directors determined a fair market value for the Company’s common stock to be used to determine the settlement value of the SARs exercised by the Directors

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

and chief executive officer. The SARs exercised by the chief executive officer remain unsettled as of the date the financial statements were available to be issued.

During 2020 and 2010, the Company awarded SARs to two directors, and during 2013 and 2010, the Company awarded SARs to its chief executive officer. These SARs can be settled in common stock, cash or a combination thereof. The Company changed the classification from equity to liability instruments during the quarter ended September 30, 2020 due to the settlement of several exercised awards in cash. This resulted in additional stock-based compensation expense of $40.7 million for the three and nine months ended September 30, 2020. Additionally, vested SARs are exercisable any time prior to expiration at the option of the holder and therefore are classified as a current liability within stock appreciation rights in the accompanying consolidated balance sheet at September 30, 2020.

During 2011 the Company awarded SARs to members of its management other than its chief executive officer (the “Management SARs”). Each vested Management SAR gives the holder the right to receive, upon exercise, a cash payment equal to the difference between the value of a share of Common Stock at the exercise date and a specified base price. Vested Management SARs are automatically exercised only upon the earlier of a change of control event or the 10th anniversary of the date of grant. The Company is accounting for the Management SARs as liability instruments subject to mark-to-market accounting until settled. The Management SARs automatically exercise within the next twelve months and are classified as a current liability in the accompanying consolidated balance sheet at September 30, 2020.

The Company estimated the fair value of the SARs using an external valuation, which was last updated as of December 31, 2019 and the Board of Directors’ determination of fair market value for the exercised but not settled SARs as of September 30, 2020.

The overall SARs accounting impacts for the three and nine months ended September 30, 2020 and 2019, respectively, are summarized below (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Stock-based compensation expense	$42,257	$10,484	$44,375	$12,226
Income tax benefit	(10,564)	(2,621)	(11,094)	(3,057)

A summary of SARs activity as of September 30, 2020 and changes during 2020 are presented below:

	SARs	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2020	105,749	$(198.12)	1.2
Granted	4,800	535.61	4.8
Exercised	(57,948)	237.50	—
Forfeited	—	—	—
Outstanding at September 30, 2020	52,601	$(611.06)	1.9

Exercisable at September 30, 2020	17,445	$260.43	3.0
Vested, not exercisable at September 30, 2020	30,356	$(1,293.21)	0.8

The negative Weighted Average Exercise Prices on the vested, not exercisable SARs outstanding at September 30, 2020 reflect the reduction of the base prices of SARs awarded in 2011 to amounts less than zero as a result of special dividends paid.

ION MEDIA NETWORKS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(unaudited)

8. TRANSACTIONS WITH RELATED PARTIES

The Company reimburses its majority stockholder for certain expenses in connection with the maintenance of the stockholder’s organizational structure and other administrative costs. The Company incurred no reimbursable expenses for the nine months ended September 30, 2020 and incurred reimbursable expenses of $0.1 million for the nine months ended September 30, 2019.

9. CREDIT FACILITY

On December 18, 2013, the Company and all of its subsidiaries entered into a Credit Agreement (the “Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as Joint Lead Arrangers, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, and the other lenders party thereto whereby the Company borrowed $720.0 million (excluding any original issue discount) under a senior secured term loan that matures in December 2020. On December 1, 2014, the parties amended the Agreement and the Company borrowed an additional $150.4 million (excluding any original issue discount) under the senior secured term loan. On December 2, 2016, the parties amended the Agreement and the Company borrowed an additional $250.0 million (excluding any original issue discount) under the senior secured term loan. On June 2, 2017 and December 14, 2017, the parties amended the Agreement, thereby reducing the applicable margin rate on the senior secured term loan. On July 25, 2019, the Company amended the Agreement, with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Issuing Bank, and borrowed an additional $360.0 million (excluding any original issue discount) under the senior secured term loan and extended the maturity date to December 18, 2024. The Agreement also includes a $75.0 million revolving credit facility that was extended and matures on September 18, 2024.

Term loan borrowings bear interest, at the Company’s option, at either (a) a base rate (defined as the highest of the rate of interest quoted by the Wall Street Journal as the prime rate, the Federal Funds Rate plus 1/2 of 1% and one-month LIBOR plus 1%) or (b) LIBOR, plus in each case a certain margin. Revolving credit facility borrowings bear interest, at the Company’s option, at the same rates except that the margin varies depending on a leverage ratio. Commitment fees are payable on the unused revolving loan commitment at the rate of 0.50% per annum (0.25% if a leverage ratio is below a certain threshold), payable quarterly. Borrowings are guaranteed by all of the Company's direct and indirect subsidiaries and are secured by a first priority security interest on all of the Company's and the guarantors' respective assets.

Under the Agreement, the Company is required to comply with financial covenants that provide for a maximum net leverage ratio and a minimum interest coverage ratio if and when the Company has outstanding borrowings under the revolving credit facility. The Company has no borrowings outstanding under the revolving credit facility. As of the date the financial statements were available to be issued, the outstanding balance of the term loan under the Agreement was $1,352.0 million. Loan origination and issuance costs are amortized to interest expense over the life of the term loan. The Agreement requires quarterly repayments of principal in the amount of $3.4 million beginning December 31, 2019 and continuing until maturity of the loan. The Agreement also requires the Company to calculate excess cash flow, which may require additional principal repayments. Future required principal repayments are as follows at September 30, 2020 (in thousands):

Remainder of 2020	$3,414
2021	13,656
2022	13,656
2023	13,656
2024	1,307,597
Outstanding balance	1,351,979
Less:
Loan discount and issuance costs, net	15,642
Current portion	13,656
Long-term debt, less current portion and deferred financing costs	$1,322,681